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                                                                    EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the Prospectuses constituting part of the Registration Statements on Form S-3 (No. 333-35051 and No. 333-61101) of Hearst-Argyle Television, Inc. of our report dated November, 13 1998 relating to the financial statements of Kelly Broadcasting Co, which appears in the Current Report on Form 8-K/A of Hearst-Argyle Television, Inc. dated December 7, 1998.



PRICEWATERHOUSECOOPERS LLP

Sacramento, California
December 7, 1998